UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) June 17, 2014

SANTA FE GOLD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-12974	84-1094315
(Commission File Number)	(IRS Employer Identification No.)

     6100 Uptown Blvd NE, Suite 600
Albuquerque, NM 87110
(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code (505) 255-4852

(505) 255-4852 FREE	(505) 255-4852 FREE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 17, 2014, Santa Fe Gold Corporation (the “Company”) entered into Amendment No. 1 to the Amended and Restated Option over Mogollon Property Agreement dated March 6, 2014 (“Mogollon Option”) with Columbus Exploration Corporation (“Columbus”) (formerly Columbus Silver Corporation). Under the Mogollon Option, the Company has the right to acquire 100% interest in the Mogollon Project, Catron County, New Mexico, by paying the option amount of $950,000. Amendment No. 1 defers the due date of the option payment, from June 21, 2014 until November 21, 2014. Pursuant to the amendment, Santa Fe also must make two non-refundable payments to Columbus, the first in the amount of $12,350 due immediately and the second in the approximate amount of $59,000 due the earlier of exercise of the option or November 21, 2014.

Copies of the press release and Amendment No. 1 to the Mogollon Option are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

The following exhibits are filed herewith:

Exhibit

Number	Description
99.1	Press Release dated June 18, 2014 announcing amendment to Mogollon Option
99.2	Amendment No. 1 to Amended and Restated Option over Mogollon Property Agreement, dated June 17, 2014, between Santa Fe Gold Corporation and Columbus Exploration Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SANTA FE GOLD CORPORATION
(Registrant)

Date: June 19, 2014	/s/ W. Pierce Carson
W. Pierce Carson
Chief Executive Officer